Exhibit 99.1

VCA Inc. Reports Second Quarter 2014 Results

  Revenue increased 5.2% to a second quarter record of $489.5 million
  Gross profit increased 5.4% to $120.4 million
  Operating income increased 5.6% to $79.9 million
  Diluted earnings per common share increased 10.9% to $0.51
  Adjusted EPS Excluding Amortization increased 10.0% to $0.55

LOS ANGELES--(BUSINESS WIRE)--July 24, 2014--VCA Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the second quarter ended June 30, 2014, as follows: revenue increased 5.2% to a second quarter record of $489.5 million; gross profit increased 5.4% to $120.4 million; operating income increased 5.6% to $79.9 million; net income increased 9.4% to $45.6 million and diluted earnings per common share increased 10.9% to $0.51. Non-GAAP earnings per diluted common share excluding acquisition-related amortization ("Adjusted EPS Excluding Amortization") increased 10.0% to $0.55 for the three months ended June 30, 2014. The increase in our earnings per share was aided by our share buyback program.

For the six months ended June 30, 2014 and 2013, diluted earnings per share was $0.89 and $0.81, respectively. Adjusted EPS Excluding Amortization was $0.96 and $0.90 for the six months ended June 30, 2014 and 2013, respectively. The adjusted diluted earnings per share for the six months ended June 30, 2013, excludes $3.8 million of pre-tax charges related to vacated properties. The operations of two animal hospitals we vacated were consolidated into the newly constructed, VCA West Los Angeles Animal Hospital in the prior year.

Bob Antin, Chairman and CEO, stated, "We are very pleased with the increase in our organic revenue growth rates and related margin improvement in both our core Animal Hospital and Laboratory business segments. Accordingly, we remain optimistic with respect to our results for the second half of the year.

"Animal Hospital revenue in the current quarter increased 5.9%, to $386.8 million, driven by acquisitions made during the past 12 months and same-store revenue growth of 2.2%. Our same-store gross profit margin increased to 16.8% from 16.6%, while our total gross margin decreased slightly to 16.4%, from 16.5% in the prior-year quarter. The following margins are adjusted excluding amortization: adjusted same-store gross profit margin increased to 17.7%, from 17.4% in the prior-year quarter; adjusted total gross margin increased to 17.4%, from 17.3% in the prior-year quarter; adjusted operating margin decreased to 14.8%, from 14.9% in the prior-year quarter. During the quarter, we acquired six independent animal hospitals which had historical combined annual revenue of $12.1 million.

"Laboratory internal revenue in the second quarter increased 5.0%, to $95.8 million. Our Laboratory gross profit margin increased to 51.2% from 49.6%, and our operating margin increased as well to 42.5%, from 40.8% in the prior-year quarter. Excluding amortization expense, our adjusted Laboratory gross profit margin increased to 51.4%, from 49.8% in the prior-year quarter, and our adjusted operating margin likewise increased to 42.8%, from 41.1% in the prior-year quarter.

"Revenue from our other operations reported in our All Other segment decreased to $23.7 million, from $27.5 million in the prior-year quarter. Sound-Eklin, our medical technology business included in this segment, was negatively impacted by the May 2014 fire, which destroyed their offices and manufacturing facility. We are grateful for the support of our clients, VCA family and friends in the veterinary industry as we work to bring their operations back to normal."

2014 Financial Guidance

We reaffirm the annual guidance provided on February 13, 2014.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing adjusted net income, adjusted diluted earnings per common share and Adjusted EPS Excluding Amortization. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

Conference Call

We will discuss our second quarter 2014 financial results during a conference call today, July 24th, at 4:30 p.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vcaantech.com. The call may also be accessed by dialing (877) 293-5492. Interested parties should call at least ten minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are statements addressing our 2014 guidance and plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Inc.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, additionally we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Inc.
Condensed, Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Animal hospital	$386,776	$365,205	$738,364	$705,820
Laboratory	95,955	91,230	184,489	178,565
All other	23,712	27,472	51,833	55,995
Intercompany	(16,971)	(18,652)	(35,707)	(36,519)
	489,472	465,255	938,979	903,861

Direct costs	369,057	350,961	717,113	692,644

Gross profit:
Animal hospital	63,336	60,113	112,136	105,312
Laboratory	49,092	45,226	92,123	87,691
All other	7,648	9,423	17,617	19,057
Intercompany	339	(468)	(10)	(843)
	120,415	114,294	221,866	211,217

Selling, general and administrative expense:
Animal hospital	9,864	8,720	18,992	17,045
Laboratory	8,281	7,965	16,299	15,970
All other	7,411	8,041	15,759	16,955
Corporate	14,375	14,297	30,321	28,899
	39,931	39,023	81,371	78,869

Net loss (gain) on sale or disposal of assets	578	(430)	(643)	1,296
Operating income	79,906	75,701	141,138	131,052
Interest expense, net	4,030	5,658	8,197	9,965
Other expense (income)	43	(18)	(10)	(27)
Income before provision for income taxes	75,833	70,061	132,951	121,114
Provision for income taxes	28,925	26,601	51,128	45,831
Net income	46,908	43,460	81,823	75,283
Net income attributable to noncontrolling interests	1,324	1,798	2,196	3,136
Net income attributable to VCA Inc.	$45,584	$41,662	$79,627	$72,147

Diluted earnings per share	$0.51	$0.46	$0.89	$0.81

Weighted-average shares outstanding for diluted earnings per share	89,191	89,653	89,312	89,531

VCA Inc.
Condensed, Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$122,535	$125,029
Trade accounts receivable, net	65,979	59,900
Inventory	42,483	55,067
Prepaid expenses and other	39,921	25,417
Deferred income taxes	28,908	28,907
Prepaid income taxes	9,369	15,434
Total current assets	309,195	309,754
Property and equipment, net	445,199	448,366
Other assets:
Goodwill	1,355,396	1,330,917
Other intangible assets, net	82,746	86,671
Notes receivable	3,199	3,454
Deferred financing costs, net	2,383	2,987
Other	61,120	55,632
Total assets	$2,259,238	$2,237,781
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$50,808	$51,087
Accounts payable	43,827	36,962
Accrued payroll and related liabilities	61,192	57,337
Other accrued liabilities	53,168	58,762
Total current liabilities	208,995	204,148
Long-term debt, less current portion	542,978	568,558
Deferred income taxes	100,219	100,099
Other liabilities	36,505	36,758
Total liabilities	888,697	909,563
Redeemable noncontrolling interests	10,984	10,678
VCA Inc. stockholders’ equity:
Common stock	87	89
Additional paid-in capital	346,792	384,721
Retained earnings	1,008,347	928,720
Accumulated other comprehensive loss	(6,852)	(6,190)
Total VCA Inc. stockholders’ equity	1,348,374	1,307,340
Noncontrolling interests	11,183	10,200
Total equity	1,359,557	1,317,540
Total liabilities and equity	$2,259,238	$2,237,781

VCA Inc.
Condensed, Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$81,823	$75,283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,797	37,739
Amortization of debt issue costs	604	626
Provision for uncollectible accounts	2,612	3,364
Net (gain) loss on sale or disposal of assets	(643)	1,296
Share-based compensation	8,571	7,419
Deferred income taxes	—	2,868
Excess tax benefit from exercise of stock options	(2,092)	(771)
Other	(53)	(384)
Changes in operating assets and liabilities:
Trade accounts receivable	(8,945)	(17,709)
Inventory, prepaid expense and other assets	(6,610)	(470)
Accounts payable and other accrued liabilities	1,171	4,329
Accrued payroll and related liabilities	3,816	1,886
Income taxes	8,062	12,595
Net cash provided by operating activities	128,113	128,071
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(29,271)	(21,835)
Real estate acquired in connection with business acquisitions	(1,493)	(510)
Property and equipment additions	(27,979)	(33,095)
Proceeds from sale of assets	4,456	595
Other	55	(1,042)
Net cash used in investing activities	(54,232)	(55,887)
Cash flows from financing activities:
Repayment of debt	(26,218)	(17,442)
Distributions to non-controlling interest partners	(2,259)	(2,234)
Purchase of non-controlling interest	(326)	(5,030)
Proceeds from issuance of common stock under stock option plans	467	4,181
Excess tax benefit from exercise of stock options	2,092	771
Repurchase of common stock	(49,091)	(7,956)
Other	(838)	(99)
Net cash used in financing activities	(76,173)	(27,809)
Effect of currency exchange rate changes on cash and cash equivalents	(202)	(540)
(Decrease) increase in cash and cash equivalents	(2,494)	43,835
Cash and cash equivalents at beginning of period	125,029	68,435
Cash and cash equivalents at end of period	$122,535	$112,270

VCA Inc.
Supplemental Operating Data
(Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended June 30,		Six Months Ended June 30,
VCA Inc., to adjusted net income attributable
to VCA Inc., excluding amortization (1)	2014	2013	2014	2013

Net income attributable to VCA Inc.	$45,584	$41,662	$79,627	$72,147
Vacant property adjustments (2)	—	—	—	3,804
Tax benefit from vacant property adjustments (2)	—	—	—	(1,489)

Adjusted net income attributable to VCA Inc.	$45,584	$41,662	$79,627	$74,462
Impact of intangible asset amortization associated with acquisitions, net of tax (3)	3,181	3,360	6,314	6,430
Adjusted net income attributable to VCA Inc., excluding amortization	$48,765	$45,022	$85,941	$80,892

Table #2	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of diluted earnings per share to
adjusted diluted earnings per share, excluding amortization (1)	2014	2013	2014	2013

Diluted earnings per share	$0.51	$0.46	$0.89	$0.81
Impact of vacant property adjustments, net of tax (2)	—	—	—	0.03

Adjusted Earnings per share (4)	$0.51	$0.46	$0.89	$0.83
Impact of intangible asset amortization associated with acquisitions, net of tax (3)	0.04	0.04	0.07	0.07
Adjusted diluted earnings per share excluding amortization (3)	$0.55	$0.50	$0.96	$0.90

Shares used for computing adjusted diluted earnings per share	89,191	89,653	89,312	89,531

VCA Inc.
Supplemental Operating Data
(Unaudited - In thousands, except per share amounts)

Table #3	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of gross profit to
adjusted gross profit, excluding amortization (1)	2014	2013	2014	2013

Consolidated gross profit	$120,415	$114,294	$221,866	211,217
Impact of vacant property adjustments (2)	—	—	—	2,046
Impact of rent expense adjustments (5)	—	(1,396)	—	(1,396)
Consolidated adjusted gross profit	$120,415	$112,898	$221,866	$211,867
Consolidated adjusted gross profit margin	24.6%	24.3%	23.6%	23.4%
Intangible asset amortization associated with acquisitions (3)	5,160	5,452	10,240	10,515
Consolidated adjusted gross profit excluding amortization	$125,575	$118,350	$232,106	$222,382
Consolidated adjusted gross profit margin excluding amortization	25.7%	25.4%	24.7%	24.6%

Table #4	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of operating income to
adjusted operating income, excluding amortization (1)	2014	2013	2014	2013

Consolidated operating income	$79,906	$75,701	$141,138	$131,052
Impact of vacant property adjustments (2)	—	—	—	3,804
Impact of rent expense adjustments (5)	—	(1,396)	—	(1,396)
Consolidated adjusted operating income	$79,906	$74,305	$141,138	$133,460
Consolidated adjusted operating income margin	16.3%	16.0%	15.0%	14.8%
Intangible asset amortization associated with acquisitions (3)	5,227	5,521	10,374	10,565
Consolidated adjusted operating income excluding amortization	$85,133	$79,826	$151,512	$144,025
Consolidated adjusted operating income margin excluding amortization	17.4%	17.2%	16.1%	15.9%
_________________________________________________
(1)	Management uses adjusted net income excluding acquisition-related amortization, adjusted EPS excluding amortization, adjusted gross profit excluding acquisition-related amortization and adjusted operating income excluding acquisition-related amortization and its components among other factors, to measure the performance of the overall Company. Further, we believe that investors' understanding of our performance is enhanced by disclosing these measures. Adjusted net income excluding acquisition-related amortization, adjusted EPS excluding amortization, consolidated adjusted gross profit excluding acquisition-related amortization, consolidated adjusted operating income excluding acquisition-related amortization measures are not, and should not be viewed as substitutes for U.S. generally accepted accounting principles (GAAP) net income and its components and diluted earnings per share.

(2)	During the first quarter of 2013, we recorded a write-down to net realizable value of $1.8 million related to a vacant property that is held for sale, and we accrued costs totaling $2.0 million related to a vacant leased property.

(3)	In the first quarter of 2013, we began to report Adjusted EPS Excluding Amortization to exclude acquisition-related amortization, and other infrequent charges and credits. We believe Adjusted EPS Excluding Amortization will provide our investors with better insight into the operating performance of the business.

(4)	Amounts may not add due to rounding.

(5)	In the second quarter of 2013, we recorded a reduction in rent expense as a result of a capital lease that was previously treated as an operating lease in our Animal Hospital segment.

VCA Inc.
Supplemental Operating Data (cont)
(Unaudited - In thousands, except per share amounts)

			As of
			June 30,	December 31,
Table #5			2014	2013
Selected consolidated balance sheet data
Debt:
Senior term notes			$533,242	$556,914
Other debt and capital leases			60,544	62,731
Total debt			$593,786	$619,645

	Three Months Ended June 30,		Six Months Ended June 30,
Table #6
Selected expense data	2014	2013	2014	2013

Rent expense	$16,879	$15,162	$33,808	$33,787

Depreciation and amortization included in direct costs:
Animal hospital	$14,955	$14,462	$29,529	$27,641
Laboratory	2,543	2,569	5,059	5,055
All other	1,671	1,103	3,402	2,344
Intercompany	(473)	(446)	(938)	(885)
	$18,696	$17,688	$37,052	$34,155
Depreciation and amortization included in selling, general and administrative expense	1,334	1,812	2,745	3,584
Total depreciation and amortization	$20,030	$19,500	$39,797	$37,739

Share-based compensation included in direct costs:
Laboratory	$133	$109	$283	$218

Share-based compensation included in selling, general and administrative expense:
Animal hospital	424	402	941	1,043
Laboratory	352	307	733	606
All other	191	186	373	372
Corporate	2,927	2,645	6,241	5,180
	3,894	3,540	8,288	7,201
Total share-based compensation	$4,027	$3,649	$8,571	$7,419

CONTACT:
VCA Inc.
Tomas Fuller
Chief Financial Officer
310-571-6505